                                                                      Exhibit 11


                            PROMUS HOTEL CORPORATION
                       COMPUTATIONS OF PER SHARE EARNINGS


(in thousands, except per share amounts)


                                                    Year Ended December 31,
                                                 1995         1996         1997
                                              -------     --------     --------
Income before extraordinary items            $61,551      $90,658      $95,436
Extraordinary items, net of tax                2,819            -            -
                                             -------      -------      -------
Net income                                   $64,370      $90,658      $95,436
                                             =======      =======      =======


Basic Earnings per Share:

  Weighted average outstanding shares         69,351       72,581       86,573
                                             =======      =======      =======
  Income before extraordinary items          $  0.89      $  1.25      $  1.10
  Extraordinary items, net                      0.04            -            -
                                             -------      -------      -------
  Net income                                 $  0.93      $  1.25      $  1.10
                                             =======      =======      =======

Diluted Earnings per Share:

  Weighted average outstanding shares         69,351       72,581       86,573
  Effect of dilutive securities:
    Restricted stock                              38           14           15
    Stock options and warrants                   531          984        1,316
                                             -------      -------      -------
  Weighted average shares assuming
    conversion                                69,920       73,579       87,904
                                             =======      =======      =======
  Income before extraordinary items          $  0.88      $  1.23      $  1.09
  Extraordinary items, net                      0.04            -            -
                                             -------      -------      -------
  Net income                                 $  0.92      $  1.23      $  1.09
                                             =======      =======      =======